UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒           Preliminary Information Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐           Definitive Information Statement

IMMUNOBIOTICS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

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☐           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.           Title of each class of securities to which transaction applies:

_________________________________________

2.           Aggregate number of securities to which transaction applies:

_________________________________________

3.           Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11

_________________________________________

4.           Proposed maximum aggregate value of transaction

_________________________________________

5.           Total fee paid

_________________________________________

☐           Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

IMMUNOBIOTICS, INC.
1062 Calle Negocio, Suite C
San Clemente, CA  92673

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF IMMUNOBIOTICS, INC.:

The purpose of this letter is to inform you that a majority of our stockholders have given our board the authority to adopt the ImmunoBiotics, Inc. 2009 Long Term Incentive Plan (the “Plan”).

The holders of shares representing 54.21% of our voting power have executed a written consent giving our board the authority to approve and adopt the Plan. The Plan is described in greater detail in the information statement accompanying this notice. No additional consents are required to adopt the Plan under the Florida Business Corporation Act and our articles of incorporation and bylaws.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

August 20, 2009

By Order of the Board of Directors

/s/  Daniel J. Smith
Daniel J. Smith
President and Chief Executive Officer

IMMUNOBIOTICS, INC.
1062 Calle Negocio, Suite C
San Clemente, CA  92673

INFORMATION STATEMENT

August 20, 2009

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about August ____, 2009, to the stockholders of record of ImmunoBiotics, Inc. at the close of business on August 6, 2009 (the “Record Date”). This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 607 of the Florida Business Corporation Act.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock, par value $0.0001 per share, have adopted, by written consent, resolutions authorizing us to adopt the ImmunoBiotics, Inc. 2009 Long Term Incentive Plan (the “Plan”).

As of the close of business on the record date, we had 100,000,000 shares of common stock authorized, of which 15,460,000, shares were outstanding. Each outstanding share of common stock is entitled to one vote per share.

The approval of the holders of a majority of our outstanding shares of common stock is required for us to be able to receive a federal income tax deduction for certain compensation under the Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended, and for qualifying the shares under the Plan for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Under Florida law and our organizational documents, we are entitled to obtain that approval by written consent.  We have obtained written consents approving the adoption of the Plan from stockholders holding approximately 54.21% of the voting power of our common stock.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (800) 524-9172. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

TABLE OF CONTENTS

VOTING SECURITIES	3
DISSENTERS’ RIGHT OF APPRAISAL	3
ADOPTION OF THE 2009 LONG TERM INCENTIVE PLAN	3
SECURITY OWNERSHIP	6
BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL	7
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	7
FORWARD-LOOKING STATEMENTS	7
WHERE YOU CAN FIND MORE INFORMATION	8
INCORPORATION OF FINANCIAL INFORMATION	8

VOTING SECURITIES

Pursuant to ImmunoBiotics’ Bylaws and the Florida Business Corporation Act, any action which may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action is signed by holders of outstanding stock having not less than the minimum number of votes necessary to pass such action at the meeting at which all of the shares entitled to vote thereon were present and voted. The Company’s articles of incorporation does not authorize cumulative voting.  As of the record date, the Company had 15,460,000 voting shares of common stock issued and outstanding of which 7,730,001 shares are required to pass any stockholder resolutions.  The consenting stockholders are the record and beneficial owners of 8,380,842 shares of the Company’s common stock as of August 6, 2009, which represents 54.21% of the issued and outstanding shares of the Company’s Common Stock. Pursuant to Section 607 of the Florida Business Corporation Act, the consenting stockholders voted in favor of the actions described herein in a unanimous written consent, dated August 5, 2009. No consideration was paid for the consent.

DISSENTERS’ RIGHT OF APPRAISAL

Under Florida law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed adoption of the Plan, and no stockholder is entitled to appraisal of or payment for their shares of our stock.

ADOPTION OF THE COMPANY’S
2009 LONG TERM INCENTIVE STOCK PLAN

On August 5, 2009 our Board of Directors approved and adopted our 2009 Long Term Incentive Plan (the “Plan”), subject to shareholder approval.  On August 5, 2009, shareholders owning approximately 54.21% of the outstanding shares of our common stock approved the Plan by action taken by written consent without a meeting in accordance with the Florida Business Corporation Act. No further vote of our shareholders is required to approve the Plan. Such approval by our shareholders will be effective 20 calendar days after the date this Information Statement is first mailed to our shareholders.

The principal provisions of the Plan are summarized below.

Purpose of the Plan. The purpose of the Plan is to promote long-term growth and profitability by providing our key directors, officers, employees and consultants with incentives to improve stockholder value and contribute to our growth and financial success and enable us to attract, retain and reward the best available persons for positions of substantial responsibility.

Eligibility. The Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting to employees, outside directors and consultants of non-statutory stock options. In addition, the Plan permits the granting of shares of restricted stock. Approximately, two employees (including our executive officers) and five consultants are eligible to receive awards under the Plan.

Administration. The Plan is administered by a committee appointed by our Board of Directors or by the full Board. Subject to the discretion of the Board, all members of such committee must be a non-employee director and an outside director, as defined in the Plan. Currently, the Plan is administered by our board of directors. Subject to the limitations set forth in the Plan, the administrator has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each stock award, to determine whether an award will be restricted stock or an option and whether an option is to be an incentive stock option or a non-statutory stock option, to establish vesting schedules, to specify the option exercise price and the type of consideration to be paid upon exercise, and, subject to some restrictions, to specify other terms of stock awards.

Options

Option Grants. Options granted under the Plan will have an exercise price equal to the fair market value of a share of our common stock on the option grant date. Incentive stock options may only be granted to employees.

Exercise Price. The administrator establishes the option exercise price, which in the case of incentive stock options, must be at least the fair market value of the common stock on the date of the grant or, with respect to optionees who own at least 10% of our outstanding common stock, 110% of fair market value. The fair market value of our common stock for purposes of the Plan is determined by such methods or procedures as shall be established from time to time by the administrator.

Vesting. Options granted under the Plan vest as follows: for initial grants at the rate specified in the option agreement.  However, in no event may an option be exercised later than the earlier of the expiration of the term of the option or ten years from the date of the grant of the option, or when an optionee owns stock representing more than 10% of the voting power, five years from the date of the grant of the option in the case of incentive stock options.

Limitation on Statutory Stock Options. Any incentive stock options granted to an optionee which, when combined with all other incentive stock options becoming exercisable for the first time in any calendar year that are held by that person, would have an aggregate fair market value in excess of $100,000, shall automatically be treated as non-statutory stock options.

Restricted Stock.

 Awards of shares of restricted stock will be made on such terms as determined by the administrator and shall include provisions regarding the forfeiture of such shares in the event employment by the participant, or service as a director, terminates prior to the termination of the restrictions applicable to such shares. The terms of such awards will be contained in a restricted stock agreement entered into between the Company and the participant and may include, among other provisions, the ability of the Company to purchase such Shares under certain circumstances and that such shares will be held in escrow by the Company until the termination of the applicable restrictions. The holder of shares of restricted stock will generally be entitled to voting and other rights of ownership prior to the termination of restrictions.

Transfer. Options granted under the Plan are generally not transferable by the optionee except by will or the laws of descent and distribution, and to certain related individuals with the consent of the administrator. Restricted stock may not be transferred until all of the restrictions terminate or expire.

Change in Control. In the event of a change in control, any outstanding option that is not assumed or continued, or an equivalent option or right is not substituted therefor pursuant to the change in control transaction’s governing document, shall become fully vested and exercisable immediately prior to the effective date of such change in control and shall expire upon the effective date of such change in control and all restrictions applicable to restricted stock shall terminate. The term “change in control” shall be deemed to have occurred if (i) any sale, exchange or other disposition of substantially all of the Corporation's assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Corporation is not the surviving or continuing corporation, or in which the Corporation's stockholders become entitled to receive cash, securities of the Corporation other than voting common stock, or securities of another issuer.

Amendment and Termination. The Plan may be amended, altered, suspended or terminated by our board of directors at any time, but no such amendment, alteration, suspension or termination may adversely affect the terms of any award previously granted without the consent of the affected grantee, and any amendment will be subject to shareholder approval to the extent required by applicable law, rules or regulations. Unless terminated sooner, the Plan will terminate automatically on September 1, 2019, ten years from the effective date.

Stock Subject to the Plan. The maximum number of shares of common stock with respect to which plan awards may be granted under the Plan is 10,000,000 assuming effectiveness of the above-described Plan, as of August 31, 2009, there would be 10,000,000 shares available for award.  To date, no shares of restricted stock or options have been issued under the Plan.

Federal Income Tax Consequences

A recipient of an incentive stock option will not recognize any taxable income upon the grant of the option or at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were a nonqualified stock option). If the shares acquired upon exercise of the incentive stock option are sold or exchanged after the later of (a) one year from the date of exercise of the options and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will have ordinary income in the year of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale of the stock and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

Any options granted under the Plan to non-employee directors will be nonqualified stock options, which do not qualify as incentive stock options and will not qualify for any special tax benefits to the option holder. An option holder generally will not recognize any taxable income at the time of the grant of a nonqualified stock option. However, upon the option’s exercise, the option holder will recognize ordinary income for federal income tax purposes measured by the excess of the fair market value of the shares on the exercise date over the exercise price. The income realized by an option holder who is also an employee will be subject to income and other employee withholding taxes.

The option holder’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the option holder’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code (the “Code”).

        In general, a recipient of Restricted Stock will not incur any federal income tax liability upon grant because the shares will be subject to a substantial risk of forfeiture. Instead, he or she will recognize ordinary income at the time of vesting (at the time all restrictions lapse) equal to the excess, if any, of the fair market value of the shares on the vesting date of the shares over any amount paid for the shares. Alternatively, a recipient may elect to recognize income at the time of grant by making a Section 83(b) election and filing such election with the IRS within 30 days of the date of grant, in which case the recipient will recognize ordinary income at the time of grant equal to the excess, if any, of the fair market value of the stock at the time of grant over any amount paid for the shares; in that case, there is no further income recognition when the restrictions lapse. The Corporation is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

AWARDS TO BE ISSUED UNDER THE PLAN

To date, no awards have been granted under the Plan. Because the administrator of the Plan has complete discretion to determine awards under the Plan, it is not possible to determine the benefits or amounts, if any, that will be received or allocated to any person under the Plan. No awards would have been allocated to any of the named individuals for the last completed fiscal year if the Plan had been in effect at such time.

The following table sets forth the awards that the individuals and groups referred to below have been allocated as of August 6, 2009, under the Plan.

ImmunoBiotics’ 2009 Long Term Incentive Plan

Name and Position	Dollar Value	Number of Shares Underlying Options Granted	Restricted Stock
Thomas Lahey, Chairman of the Board	0	0	0
Daniel Smith, CEO, President	0	0	0
Vithal Rajadhyaksha	0	0	0
Executive Group	0	0	0
Non-Executive Director Group	0	0	0
Non-Executive Officer Employee Group	0	0	0

SECURITY OWNERSHIP

The following table sets forth, as of August 6, 2009, information concerning the beneficial ownership of common stock by each director of the Company, the Chief Executive Officer and the other compensated executive officers provided that their annual compensation exceeds $100,000, and all directors and executive officers as a group.  Unless otherwise indicated below, the business address for each named individual is the principal executive office address, which is 1062 Calle Negocio, Suite C, San Clemente, CA 92673. According to rules adopted by the Securities and Exchange Commission, a person is the “beneficial owner” of securities if he or she has, or shares, the power to vote such securities or to direct their investment. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned.

The table also sets forth, as of August 6, 2009, the name, address, stock ownership and voting power of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned.

Name and Address(1)	Amount and Nature Of Beneficial Ownership	Percentage of Class

Daniel J. Smith(2)	679,970	4.40%
Thomas Lahey(2)	5,830,842(2)	37.72%
Vithal Rajadhyaksha(4)	2,550,000	16.49%
All officers and directors as a group (3 people)	9,060,812	58.61%

(1)	Unless otherwise indicated, the address for each is c/o ImmunoBiotics, Inc., 1062 Calle Negocio, Suite C, San Clemente, CA 92673
(2)	Mr. Smith became the Chief executive Officer and President on May 14, 2009 when Mr. Lahey resigned from such positions. Mr. Lahey remains in the position of Chairman of the Board
(3)	These shares consist of 4,780,842 shares owned directly by Mr. Lahey, 1,000,000 shares owned by members in his immediate family and 50,000 shares owned by entities and trusts controlled by Mr. Lahey
(4)
Mr. Rajadhyaksha resigned as the Chief Financial Officer of the Company on May 14, 2009 but remained as a Senior Vice President until August 10, 2009 when he resumed the title of Chief financial Officer

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate cash compensation paid during the 2007 and 2008 fiscal years to our Chief Executive Officer and to our other compensated executive officers other than our CEO, for the applicable years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)

Thomas Lahey	2007	—	—	—	—
Chairman(1)	2008	$75,000	—	—	$75,000

Vithal Rajadhyaksha Chief Financial Officer(2)	— —	— —	— —	— —	— —

(1)	Mr. Lahey resigned as the Chief Executive Officer and President of the Company on May 14, 2009 but continues to serve as the Chairman of the Board

(2)
Mr. Rajadhyaksha resigned as the Chief Financial Officer of the Company on May 14, 2009 but remained as a Senior Vice President until August 10, 2009 when he resumed the title of Chief financial Officer

Director Compensation

Historically, we paid no cash compensation to any Board member for serving on our Board of Directors. Beginning in our 2008 fiscal year, providing reimbursement of expenses incurred in attending Board meetings. No director who is an employee will receive separate compensation for services rendered as a director. Our directors are eligible to participate in the Plan and are eligible to receive awards granted under the Plan.

BOARD OF DIRECTORS’ RECOMMENDATION
AND STOCKHOLDER APPROVAL

As of August 5, 2009, our board of directors and stockholders holding a majority of our voting power voted to authorize our board of directors to adopt the Plan. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of common stock was required to approve the Plan. Because holders of approximately 54.21% of our voting power signed a written consent in favor of the Plan, we are authorized to adopt the Plan.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the adoption to the Plan.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly report on Form 10-Q for the quarterly period ended March 31, 2009 and our Registration Statement on Form S-1. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

As we obtained the requisite stockholder vote for the adoption of the Plan described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

IMMUNOBIOTICS, INC.
2009 LONG TERM INCENTIVE PLAN

1.         ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

    IMMUNOBIOTICS, INC. hereby establishes the IMMUNOBIOTICS, INC. LONG TERM INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of ImmunoBiotics, Inc. (the "Corporation") by (i) providing key people and consultants with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility.

    The Plan permits the granting of stock options, including non-qualified stock options and incentive stock options qualifying under Section 422 of the Code, in any combination (collectively, "Options") and the granting of restricted stock.

2.         DEFINITIONS

           Under this Plan, except where the context otherwise indicates, the following definitions apply:

           (a) "Board" shall mean the Board of Directors of the Corporation.

           (b) "Change in Control" shall mean (i) any sale, exchange or other disposition of substantially all of the Corporation's assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Corporation is not the surviving or continuing corporation, or in which the Corporation's stockholders become entitled to receive cash, securities of the Corporation other than voting common stock, or securities of another issuer.

           (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

           (d) "Committee" shall mean the Board or committee of Board members appointed pursuant to Section 3 of the Plan to administer the Plan.

           (e) "Common Stock" shall mean shares of the Corporation's common stock, $.001 par value.

           (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           (g) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall be the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on a system established by the National Association of Securities Dealers, Inc. ( the “Nasdaq System”) , or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the Nasdaq System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; and, provided further, that in the case of incentive stock options, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq System, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

           (h) "Grant Agreement" shall mean a written agreement between the Corporation and a grantee memorializing the terms and conditions of an award granted pursuant to the Plan.

           (i) "Grant Date" shall mean the date on which the Committee formally acts to grant an award to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

           (j) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Section 424(e) of the Code, or any successor thereto of similar import.

   (k)  “Plan Awards” shall mean an award of options or restricted stock as the Committee determines.

           (l) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

           (m) "Securities Act" shall mean the Securities Act of 1933, as amended.

           (n) "Subsidiary" and "Subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.        ADMINISTRATION

           (a) Procedure. The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee consisting of not less than two (2) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term "Committee" as used herein shall be deemed to mean the Board.

           Members of the Board or Committee who are either eligible for Plan Awards or have been granted Plan Awards may vote on any matters affecting the administration of the Plan or the grant of Plan Awards pursuant to the Plan, except that no such member shall act upon the granting of a Plan Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of a Plan Award to him or her.

           The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

           (b) Rule 16b-3 Requirements. Unless the Board is acting as the Committee or the Board specifically determines otherwise, the members of the Committee shall be both "non-employee directors" within the meaning of Rule 16b-3, and "outside directors" within the meaning of Section 162(m) of the Code. The Board shall take all action necessary to cause the Plan to be administered in accordance with the then effective provisions of Rule 16b-3, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 11 of the Plan.

(c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Plan Awards under the Plan, prescribe Grant Agreements evidencing such Plan Awards and establish programs for granting Plan Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i)	determine the eligible persons to whom, and the time or times at which Plan Awards shall be granted,

(ii)	determine the types of Plan Awards to be granted,

(iii)	determine the number of shares to be covered by each Plan Awards,

(iv)	impose such terms, limitations, restrictions and conditions upon any such Plan Awards as the Committee shall deem appropriate,

(v)
modify, extend or renew outstanding Plan Awards, accept the surrender of outstanding Plan Awards and substitute new Plan Awards, provided that no such action shall be taken with respect to any outstanding Plan Awards which would adversely affect the grantee without the grantee's consent, and

(vi)
accelerate or otherwise change the time in which a Plan Award may be exercised, in whole or in part, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of a Plan Award following termination of any grantee's employment.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee's sole and absolute discretion.

(d)           Limited Liability. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Plan Award thereunder.

(e)           Indemnification. To the maximum extent permitted by law, the members of the Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f)           Effect of Committee's Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.        SHARES AVAILABLE FOR THE PLAN: MAXIMUM AWARDS

           Subject to adjustments as provided in Section 10 of the Plan, the shares of stock that may be delivered or purchased under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of 10,000,000 shares of Common Stock of the Corporation. The Corporation shall reserve said number of shares for Plan Awards to be awarded under the Plan, subject to adjustments as provided in Section 10 of the Plan. If any Plan Award, or portion of a Plan Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, the shares subject to such Plan Award shall thereafter be available for further Plan Awards under the Plan unless such shares would not be deemed available for future Plan Awards pursuant to Section 16 of the Exchange Act.

5.        PARTICIPATION

           Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Parent or Subsidiary of the Corporation, as may be selected by the Committee from time to time. To the extent necessary to comply with Rule 16b-3 or to constitute an "outside director" within the meaning of Section 162(m) of the Code, and only in the event that Rule 16b-3 or Section 162(m) of the Code is applicable to the Plan or a Plan Award thereunder, Committee members shall not be eligible to participate in the Plan while members of the Committee.

           Awards may be granted to such eligible persons and for or with respect to such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Plan Award made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Plan Award to such person in that year or subsequent years.

6.        STOCK OPTIONS

           Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants non-qualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The Options granted shall be subject to the following terms and conditions.

(a)           Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the Option evidenced thereby and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

(b)           Price. The price per share payable upon the exercise of each Option ("exercise price") shall be determined by the Committee; provided, however, that in the case of incentive stock options, the exercise price shall not be less than 100% of the Fair Market Value of the shares on the date the Option is granted.

(c)           Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment of the exercise price shall be made in cash (or cash equivalents acceptable to the Committee) or by such other means as the Committee may prescribe. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Options.

The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

(d)         Terms of Options. The term during which each Option may be exercised shall be determined by the Committee. In no event shall an Option be exercisable less than six months or more than ten years from the date it is granted. In no event shall an Option be exercisable prior to the date on which a registration statement registering the common stock of the Corporation under the Securities Act is declared effective by the Securities and Exchange Commission.  Prior to the exercise of the Option and delivery of the shares certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding Option.

(e)          Restrictions on Incentive Stock Options. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any grantee in any calendar year under this or another plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options (taking Options into account in the order in which they were granted) shall be treated as non-qualified stock options. In such case, the Corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Corporation.

The exercise price of any incentive stock option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such Option shall not exceed five years.

(f)           Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time. No Option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

7.        RESTRICTED STOCK

           Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants shares of restricted stock. The restricted stock granted shall be subject to the following terms and conditions.

(a) Grant of Restricted Stock Award.  The Committee shall from time to time in its sole discretion select which eligible persons shall be awarded restricted stock, determine the purchase price and form of payment for restricted stock and any other terms and conditions applicable to restricted stock consistent with this Plan.  Upon selection of a participant to be awarded restricted stock, the Committee shall instruct the Secretary of the Corporation to issue a certificate representing such restricted stock and may impose such conditions upon issuance of restricted stock as it deems appropriate.

(b) Agreement.  The restricted stock shall be granted pursuant to a Grant Agreement in form and having such terms as approved by the Committee.

(c) Restriction.  All restricted stock is subject to restriction as the Committee shall provide, which may include restrictions concerning voting rights, transferability and restriction based upon employment or performance provided that the Committee my remove any restrictions upon such terms and conditions as it deems appropriate.

(d) Transferability. Restricted stock may not be transferred, sold or encumbered until all restrictions terminate or expire.

(e) Section 162(m) performance restrictions. For purposes of qualifying grants of restricted stock as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of performance goals. The performance goals shall be set by the Committee on or before the latest date permissible to enable the restricted stock to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting restricted stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the restricted stock under Section 162(m) of the Code (e.g., in determining the performance goals).

(f) Legend on Certificates. The Committee, in its discretion, may legend the certificates representing restricted stock to give appropriate notice of such restrictions.

(g) Termination of Employment. Except as otherwise expressly provided for herein or in the applicable restricted stock agreement, any shares of restricted stock which are subject to restriction at the time of an employee's termination of employment with the Corporation for any reason, or when a director's service as director of the Company ends or when a consulting arrangement terminates, as applicable, shall be forfeited upon such termination and the participant shall have no further rights to or with respect to such shares. In the event of special hardship circumstances of a participant whose employment is involuntarily terminated (other than for Cause), the Committee may, in it sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of restricted stock.

 (h) Escrow; Rights as a Stockholder. The Secretary of the Corporation or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing restricted stock until all of the restrictions imposed under the restricted stock agreement with respect to the shares evidenced by such certificate expire or shall have been removed. While such shares are held by the escrow holder, the participant shall have, unless otherwise provided by the Committee and subject to the provisions of this Section , all the rights of a stockholder with respect to said shares, subject to any restrictions among other shareholders of common stock, including the right to receive all dividends and other distributions paid or made with respect to the shares represented by such certificate; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in this Section.

(i)Return of Restricted Stock to Corporation. On the date set forth in the applicable restricted stock agreement, the restricted stock for which restrictions have not lapsed shall revert to the Corporation and again shall become available for grant under the Plan.

8.        WITHHOLDING OF TAXES

    The Corporation may require, as a condition to any exercise of an Option under the Plan,  that the grantee pay to the Corporation, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any issuance, vesting or exercise of any Plan Award (hereinafter referred to as a “taxable event”) under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

9.        TRANSFERABILITY

           To the extent required to comply with Rule 16b-3, and in any event in the case of an incentive stock option, no Option granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Option may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

10.     ADJUSTMENTS; BUSINESS COMBINATIONS

           In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Options may be granted under the Plan shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Options made under the Plan, and in any other matters which relate to Options and which are affected by the changes in the Common Stock referred to above. Any adjustment in Incentive Stock Options under this Section 10 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 10 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Plan Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Corporation to be denied a tax deduction on account of Section 162(m) of the Code. The Corporation shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes

           In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate to effectuate the purposes of this Plan and to protect the grantees of Plan Awards, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates or vesting of any Plan Awards and terminate the restrictions applicable to Restricted Stock; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Plan Awards; and (iii) in any case where equity securities other than Common Stock of the Corporation are proposed to be delivered in exchange for or with respect to Common Stock of the Corporation, arrangements providing that any Plan Awards shall become one or more Plan Awards with respect to such other equity securities. Notwithstanding anything to the contrary, in the event of a Change in Control, any outstanding option that is not assumed or continued, or an equivalent option or right is not substituted therefor pursuant to the change in control transaction’s governing document, shall become fully vested and exercisable immediately prior to the effective date of such change in control and shall expire upon the effective date of such change in control and all restrictions applicable to restricted stock shall terminate.

           In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant Agreement (i) each grantee shall have the right to exercise his Plan Award at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Plan Award that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act. Any Plan Award not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date.

11.           TERMINATION AND MODIFICATION OF THE PLAN

           The Board, without further approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Corporation if stockholder approval would be required for continued compliance with Rule 16b-3.

           The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Plan Award in any manner to the extent that the Committee would have had the authority to make such Plan Award as so modified or amended. No modification may be made that would materially adversely affect any Plan Award previously made under the Plan without the approval of the grantee.

12.      NON-GUARANTEE OF EMPLOYMENT

           Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

13.      TERMINATION OF EMPLOYMENT

           For purposes of maintaining a grantee's continuous status as an employee and accrual of rights under any Plan Awards, transfer of an employee among the Corporation and the Corporation's Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

14.      WRITTEN AGREEMENT

           Each Grant Agreement entered into between the Corporation and a grantee with respect to a Plan Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

15.     NON-UNIFORM DETERMINATIONS

           The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive Plan Awards, the form, amount and timing of such Plan Awards, the terms and provisions of such Plan Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Plan Awards under the Plan, whether or not such persons are similarly situated.

16.      LIMITATION ON BENEFITS

           With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17.      LISTING AND REGISTRATION

           If the Corporation determines that the listing, registration or qualification upon any securities exchange or upon any Nasdaq system or under any law, of shares subject to any Plan Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Plan Award may be exercised in whole or in part and no restrictions on such Plan Award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Corporation.

18.      COMPLIANCE WITH SECURITIES LAWS

           The Corporation may require that a grantee, as a condition to exercise of an Plan Award, and as a condition to the delivery of any share certificate, provide to the Corporation, at the time of each such exercise and each such delivery, a written representation that the shares of Common Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. The Corporation may also require that a grantee submit other written representations which will permit the Corporation to comply with federal and applicable state securities laws in connection with the issuance of the Common Stock, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee's ability to bear the economic risk of the grantee's investment. The Corporation may require that the grantee obtain a "purchaser representative" as that term is defined in applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable state securities laws. The Corporation may notify its transfer agent to stop any transfer of shares of Common Stock not made in compliance with these restrictions. Common Stock shall not be issued with respect to a Plan Award granted under the Plan unless the exercise of such Plan Award and the issuance and delivery of share certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or Nasdaq system upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee.

19.      GOVERNING LAW

           The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Florida, without regard to its conflict of laws rules and principles.

20.     PLAN SUBJECT TO ARTICLES OF INCORPORATION AND BY-LAWS

           This Plan is subject to the Articles of Incorporation and By-Laws of the Corporation, as they may be amended from time to time.

21.      EFFECTIVE DATE; TERMINATION DATE

           The Plan is effective as of August 5, 2009, the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months of such date. Unless previously terminated, the Plan shall terminate on the close of business on August 4, 2019, ten years from the effective date. Subject to other applicable provisions of the Plan, all Plan Awards granted under the Plan prior to termination of the Plan shall remain in effect until such Plan Awards have been satisfied or terminated in accordance with the Plan and the terms of such Plan Awards.